UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 24, 2017

Two Harbors Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 36th Floor New York, NY 10022
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (612) 629-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01           Other Events.

On October 24, 2017, Two Harbors Investment Corp. issued an Information Statement regarding its previously announced special dividend to distribute the company’s shares of Granite Point Mortgage Trust Inc. (“Granite Point”) common stock acquired in connection with the company’s contribution of its commercial real estate portfolio to Granite Point. The special dividend will be made on November 1, 2017 to the holders of the company’s common stock outstanding as of the close of business on October 20, 2017. The Information Statement contains a description of the terms of the distribution, certain tax consequences of the distribution and additional information regarding Granite Point. The Information Statement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Information Statement dated October 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ REBECCA B. SANDBERG
Rebecca B. Sandberg
General Counsel and Secretary

Date: October 24, 2017

Exhibit Index

Exhibit No.	Description	Filing Method

99.1	Information Statement dated October 24, 2017.	Electronically